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                                  EXHIBIT 10.32

                           MERCANTILE BANK OF MICHIGAN
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT is made this day ___ of ____, 200__ by and between MERCANTILE BANK OF MICHIGAN, a state-chartered commercial bank, located in Grand Rapids, Michigan (the "Company"), and (the "Executive").

                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive a deferred compensation opportunity. The Company will pay the Executive's benefits from the Company's general assets. Executive is a member of a select group of management or highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended.

                                    AGREEMENT

     The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Anniversary Date" means December 31 of each year.

     1.2 "Change of Control" means the transfer of shares of the Company's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company's outstanding voting common stock followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, Disability or retirement.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Compensation" means the total salary and bonus paid to the Executive during a Plan Year.

     1.5 "Deferral Account" means the Company's accounting of the Executive's accumulated Deferrals plus accrued interest.

     1.6 "Deferrals" means the amount of the Executive's Compensation, which the Executive elects to defer according to this Agreement.

     1.7 "Disability" means the Participant's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

     1.8 "Effective Date" means _____________.

     1.9 "Deferral Election" means the Form attached as Exhibit 1.

     1.10 "Form of Benefit Election" means the Form attached as Exhibit 2.

     1.11 "Normal Retirement Age" means the Executive's 62nd birthday.

     1.12 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

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     1.13 "Plan Year" means the calendar year.

     1.14 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.

                                    ARTICLE 2
                                DEFERRAL ELECTION

     2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Deferral Election form within 30 days after the Effective Date of this Agreement. The Deferral Election form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Deferral Election form is received by the Company.

     2.2 Election Changes

          2.2.1 Generally. Upon the Company's approval, the Executive may modify the amount of Compensation to be deferred annually by filing a new Deferral Election form with the Company prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Deferral Election form is received and approved by the Company.

          2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

     3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

          3.1.1 Deferrals. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

          3.1.2 Interest. On each Anniversary Date of this Agreement and immediately prior to the payment of any benefits, interest is to be credited on the account balance at an annual rate equal to the Prime Rate as published in the Wall Street Journal adjusted quarterly on January 1, April 1, July 1, and October 1, compounded monthly.

     3.2 Statement of Accounts. The Company shall provide to the Executive, within 120 days after each Anniversary Date, a statement setting forth the Deferral Account balance.

     3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 4
                            BENEFITS DURING LIFETIME

     4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

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          4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the
     Deferral Account balance at the Executive's Normal Retirement Date.

          4.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive in the manner elected by the Executive on the Form of Benefit Election, attached as Exhibit 2.

     4.2 Early Retirement Benefit. Upon Termination of Employment prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Company shall pay to the Executive the benefit described in this
Section 4.2 in lieu of any other benefit under this Agreement.

          4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the Executive's Termination of Employment.

          4.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive in the manner elected by the Executive on the Form of Benefit Election, attached as Exhibit 2.

     4.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

          4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Executive's Termination of Employment.

          4.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive in the manner elected by the Executive on the Form of Benefit Election, attached as Exhibit 2.

     4.4 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

          4.4.1 Amount of Benefit. The benefit under this Section 4.4 is the Deferral Account balance on the Executive's Termination of Employment.

          4.4.2 Payment of Benefit. The Company shall pay the benefit to the Executive in the manner elected by the Executive on the Form of Benefit Election, attached as Exhibit 2.

     4.5 Hardship Distribution. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5
                                 DEATH BENEFITS

     5.1 Death During Active Employment. If the Executive dies while in the employment of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

          5.1.1 Amount of Benefit. The benefit under this Section 5.1 is the Deferral Account balance at the Executive's Termination of Employment.

          5.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive's beneficiary in the manner elected by the Executive on the Form of Benefit Election, attached as Exhibit 2.

     5.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

     5.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    ARTICLE 6
                                  BENEFICIARIES

     6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7
                               GENERAL LIMITATIONS

     7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Executive's Deferrals if the Executive's employment is terminated as a result of:

          (a) Gross negligence or gross neglect of duties to the Company;

          (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Company;

          (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company;

          (d) Suicide within two years after the date of this Agreement; or

          (e) Material misstatement of fact on an employment application or resume provided to the Company.

                                    ARTICLE 8
                          CLAIMS AND REVIEW PROCEDURES

     8.1 Claims Procedure. A Participant or beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

          8.1.1. Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

          8.1.2. Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          8.1.3. Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               8.1.3.1 The specific reasons for the denial.

               8.1.3.2 A reference to the specific provisions of the Plan on which the denial is based.

               8.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed.

               8.1.3.4 An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

               8.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502 (a) following an adverse benefit determination on review.

     8.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

          8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

          8.2.2. Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          8.2.3. Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered, in the initial benefit determination.

          8.2.4. Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60 day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          8.2.5. Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               8.2.5.1 The specific reasons for the denial.

               8.2.5.2 A reference to the specific provisions of the Plan on which the denial is based.

               8.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               8.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502 (a).

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

     10.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Michigan, except to the extent preempted by the laws of the United States of America.

     10.6 Unfunded Arrangement. The Executive and the Executive's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and the Executive's beneficiary have no preferred or secured claim.

     10.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     10.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a) Interpreting the provisions of the Agreement;

          (b) Establishing and revising the method of accounting for the Agreement;

          (c) Maintaining a record of benefit payments; and

          (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     10.10 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                              COMPANY:

                                        MERCANTILE BANK OF MICHIGAN


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                                        TITLE
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

                                    EXHIBIT 1
                                       TO
                           MERCANTILE BANK OF MICHIGAN
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT
                                DEFERRAL ELECTION

     I elect to defer my Compensation received under this Agreement with the Company, as follows:

                                         AMOUNT OF BONUS DEFERRAL
                                        2006 BONUS, DETERMINED ON
    AMOUNT OF SALARY DEFERRAL                SERVICE IN 2005                        DURATION
---------------------------------   ---------------------------------   -------------------------------
[INITIAL AND COMPLETE ONE]          [INITIAL AND COMPLETE ONE]          [INITIAL ONE]

___  I elect to defer ____% of my   ___  I elect to defer ____% of my   ___  One Year only
     Salary.                             Bonus.
                                                                        ___  For ______ [INSERT NUMBER]
___  I elect to defer $______ of    ___  I elect to defer $______ of         Years
     my Salary.                          my Bonus.
                                                                        ___  Until Termination
___  I elect not to defer any of    ___  I elect not to defer any of         of Employment
     my Salary.                          my Bonus.
                                                                        ___  Until ___________,
                                                                             ___________ (date)

I understand that I may cancel an outstanding deferral election, and may change the amount of deferrals by filing a new election form with Mercantile Bank of Michigan. However, any change other than cancellation in the amount of deferrals will not be effective until twelve months following the time in which the new election form is received by Mercantile Bank of Michigan.


                                        SIGNATURE
                                                  ------------------------------

Date
     --------------------------------

Received by the Company this ________ day of ___________________, 200__.


By
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Title
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

                                    EXHIBIT 2
                            FORM OF BENEFIT ELECTION
                                       FOR
                           MERCANTILE BANK OF MICHIGAN
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

     The Executive understands that he or she may not change the Form of Benefit elected, however, the Company will allow the Executive to file a petition with the Company requesting an alternate payment Agreement and the Board of Directors, in its sole and absolute discretion, may accept or reject such a request.

     I elect to receive benefits under the Agreement in the following form:

4.1.2 NORMAL RETIREMENT BENEFIT

___ The Company shall pay the benefit to the Executive in __ equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive in a lump sum within 60 days from the Executive's Normal Retirement Date.

4.2.2 EARLY RETIREMENT BENEFIT

___ The Company shall pay the benefit to the Executive in ____ equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Age. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive in ____ equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive in a lump sum within 60 days from the Executive's Termination of Employment.

___ The Company shall pay the benefit to the Executive in a lump sum within 60 days from the Executive's Normal Retirement Age.

4.3.2 DISABILITY BENEFIT

___ The Company shall pay the benefit to the Executive in ___ equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Age. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive in ____ equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive in a lump sum within 60 days from the Executive's Termination of Employment.

___ The Company shall pay the benefit to the Executive in a lump sum within 60 days from the Executive's Normal Retirement Age.

4.4.2 CHANGE OF CONTROL BENEFIT

___ The Company shall pay the benefit to the Executive in ____ equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Age. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive in _____ equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive in a lump sum within 60 days from the Executive's Termination of Employment.

___ The Company shall pay the benefit to the Executive in a lump sum within 60 days from the Executive's Normal Retirement Age.

5.1.2 DEATH BENEFIT

___ The Company shall pay the benefit to the Executive's beneficiary in ____ equal monthly installments commencing on the first day of the month following the Executive's death. The Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

___ The Company shall pay the benefit to the Executive's beneficiary in a lump sum within 60 days from the Executive's death.


                                        SIGNATURE
                                                  ------------------------------

Date
     --------------------------------

Received by the Company this ________ day of ___________________, 200__.


By
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Title
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